EXHIBIT 21


                EOG Resources, Inc. Subsidiaries




                                                 Place or
                                              Jurisdiction of
Company Name                                   Incorporation

EOG Resources, Inc.                             Delaware
EOG Resources - Carthage, Inc.                  Delaware
EOG Resources Investments, Inc.                 Delaware
EOG Resources Property Management, Inc.         Delaware
EOG Resources Acquisitions L.P.                 Delaware
ERSO, Inc.                                      Texas
EOG Expat Services, Inc.                        Delaware
EOG Resources Marketing, Inc.                   Delaware
EOG - Canada, Inc.                              Delaware
EOG Company of Canada                           Nova Scotia
EOG Canada Company Ltd.                         Alberta
EOG Canada Holdings I Inc.                      Alberta
EOG Canada Holdings II Inc.                     Alberta
EOG Finance Canada Company                      Nova Scotia
EOG Resources Canada Company                    Nova Scotia
EOG Resources Canada Inc.                       Alberta
EOG Resources Canada (a partnership
 between EOG Resources Canada Inc.,
 Managing Partner and EOG Resources
 Canada Company)                                Alberta
Nilo Operating Company                          Delaware
EOG Resources - Callaghan, Inc.                 Delaware
Online Energy Solutions, Inc.                   Delaware
EOG Resources Holdings LLC                      Delaware
EOG Resources Properties LLC                    Delaware
Big Sky Ranches, Inc.                           Delaware
EOG Resources Appalachian LLC                   Delaware
EOG Resources East Texas, L.P.                  Delaware
Energy Search, Incorporated                     Tennessee
O P Operating Company                           Delaware
EOG Resources International, Inc.               Delaware
EOG Resources Trinidad-LRL Limited              Nevis
EOG Resources Trinidad - LRL Unlimited          Trinidad
EOGI - Abu Dhabi, Inc.                          Delaware
EOG Resources Abu Dhabi, Ltd.                   Cayman Islands
EOGI - Algeria, Inc.                            Delaware
EOGI - Australia, Inc.                          Delaware
EOG Resources Bangladesh Ltd.                   Cayman Islands
EOGI - France, Inc.                             Delaware
EOG Resources France S.A.                       France
Ghana Resources Holding Inc.                    Delaware
EOGI - Mozambique, Inc.                         Delaware
EOG Resources Mozambique, Ltd.                  Cayman Islands
EOG Resources Nitro2000 Ltd.                    Nevis
EOGI - Qatar, Inc.                              Delaware
EOGI Trinidad, Inc.                             Delaware
EOGI Trinidad Company                           Cayman Islands
EOG Resources Trinidad Limited                  Trinidad
EOG Resources Capital Management I, Ltd.        Cayman Islands
Wilsyx International Finance B.V.               The Netherlands
EOGI Company of Trinidad                        Cayman Islands
Harfin Capital and Finance Ltd.                 Cayman Islands
OCC Investment Company Ltd.                     Cayman Islands
Murrott Capital Ltd.                            Nevis
EOGI Trinidad - U(a) Block Company              Cayman Islands
EOG Resources Trinidad - U(a) Block Limited     Cayman Islands
EOGI - United Kingdom, Inc.                     Delaware
EOGI United Kingdom Company B.V.                The Netherlands
EOG Resources UK Limited                        UK
EOG Resources United Kingdom Limited            UK
EOGI - Uzbekistan, Inc.                         Delaware
EOGI - Venezuela, Inc.                          Delaware
EOGI - Venezuela (Guarico), Inc.                Delaware
EOG Resources Nevis U (b) Block Limited         Nevis
EOG Resources Trinidad U(b) Block Unlimited     Trinidad
EOG Resources Egypt GHZ Ltd.                    Cayman Islands
EOGI Egypt GHZ Ltd.                             Cayman Islands
EOG Resources Egypt WS Ltd.                     Cayman Islands
EOGI Egypt WS Ltd.                              Cayman Islands